    As filed with the Securities and Exchange Commission on February 12, 2001
                                  Registration Statement Nos. 333-55304
                                                              333-55304-01
                                                              333-55304-02
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        PRE-EFFECTIVE AMENDMENT NO.1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
                               RGA CAPITAL TRUST I
                               RGA CAPITAL TRUST II
    (Exact name of each registrant as specified in their respective charters)
                MISSOURI                                  43-1627032
                DELAWARE                              TO BE APPLIED FOR
                DELAWARE                              TO BE APPLIED FOR

     (State or other jurisdiction of          (IRS Employer Identification No.)
     incorporation or organization)

                          1370 TIMBERLAKE MANOR PARKWAY
                        CHESTERFIELD, MISSOURI 63017-6039
                                 (636) 736-7000
               (Address, including zip code, and telephone number
                    including area code, of each registrant's
                           principal executive office)

                             -----------------------

               JACK B. LAY                      Copies of all communications to:
       EXECUTIVE VICE PRESIDENT AND                    R. RANDALL WANG, ESQ.
         CHIEF FINANCIAL OFFICER                      ROBERT J. ENDICOTT, ESQ.
REINSURANCE GROUP OF AMERICA, INCORPORATED              JAMES R. LEVEY, ESQ.
      1370 TIMBERLAKE MANOR PARKWAY                      BRYAN CAVE LLP
    CHESTERFIELD, MISSOURI 63017-6039            211 NORTH BROADWAY, SUITE 3600
            (636) 736-7000                         ST. LOUIS, MISSOURI 63102
(Name, address, including zip code, and                  (314) 259-2000
telephone number, including area code, of           FACSIMILE: (314) 259-2020
  agent for service for each registrant)

                             -----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:| |

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:|X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.| |

                      -------------------------------------


                  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
         SECTION 8(A), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

                SEC Registration Fee........................$          100,000
                Accounting Fees and Expenses................$           55,000
                Legal Fees and Expenses.....................$          225,000
                Printing and Engraving Expenses.............$          150,000
                Trustee Fees ...............................$           15,000
                Miscellaneous...............................$            5,000
                                                                    ----------
                Total.......................................$          550,000
                                                                    ==========


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorney's fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his contact was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court.
Section 351.355(3) provides that a corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the stockholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         The Restated Articles of Incorporation of RGA filed as Exhibit 3.1 to this Registration Statement contain provisions indemnifying its directors, officers, employees and agents to the extent authorized specifically by Sections 351.355(1), (2) (3) and (7). RGA has entered into indemnification contracts with the officers and directors of RGA. The contracts provide that RGA under certain circumstances may self-insure against directors' and officers' liabilities now insured under the policy of insurance referred to below and will provide indemnity to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any act on behalf of RGA, on account of their service as a director or officer of RGA, any subsidiary of RGA or any other company or enterprise when they are serving in such capacities at the request of RGA, excepting only cases where the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct.

         Directors or officers of RGA who are directors or officers of MetLife or GenAmerica may also be entitled to indemnification pursuant to the charter documents of such companies or under the provisions of agreements with such companies providing indemnification to them since they serve as directors or officers of RGA at the request of GenAmerica or MetLife, as the case may be. Such individuals may also be covered by directors' and officers' liability insurance policies of GenAmerica or MetLife, as the case may be.

         The forms of Underwriting Agreement to be filed as Exhibits 1.1 to 1.6 to this Registration Statement will provides for the mutual indemnification of RGA and any Underwriters, their respective controlling persons, directors and certain of their officers, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         MetLife, Inc. maintains a policy of insurance under which the directors and officers of RGA are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in the policy, in their respective capacities as directors or officers.

         Under the amended and restated trust agreement of each trust, RGA will agree to indemnify each of the administrative trustee of such trust (or any predecessor trustee for such trust), and to hold harmless such administrative trustee against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of such trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such trust agreement.

ITEM 16. EXHIBITS

(a)   Exhibits

           1.1        Form of Underwriting Agreement (Debt).*

           1.2        Form of Underwriting Agreement (Equity or Depositary
                      Shares).*

           1.3        Form of Underwriting Agreement (Preferred Securities).*

           1.4        Form of Underwriting Agreement (Stock Purchase
                      Contracts).*

           1.5        Form of Underwriting Agreement (Stock Purchase Units).*

           1.6        Form of Underwriting Agreement (Warrants).*

           3.1 Restated Articles of Incorporation, as amended (incorporated by reference to the registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1999 (File No. 1-11848)).

           3.2 ByLaws, as amended (incorporated by reference to the registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2000 (File No. 1-11848)).

           3.3 Form of Certificate of Designations for Series A Junior Participating Preferred Stock (incorporated by reference to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-11848)).


           4.1        Form of Senior Indenture.+



           4.2        Form of Subordinated Indenture.+



           4.3        Form of Junior Subordinated Indenture.+

           4.4 Form of Stock Purchase Contract Agreement and Stock Purchase Units (including form of related security certificate).*

           4.5 Form of Pledge Agreement for Stock Purchase Contract and Stock Purchase Units.*

           4.6 Rights Agreement dated as of May 4, 1993, between RGA and Mellon Investor Services LLC (as successor to Boatmen's Trust Company), as Rights Agent (incorporated by reference to the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-11848)).

           4.7 Second Amendment to Rights Agreement, dated as of April 22, 1998, between RGA and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Registration Statement on Form S-3 (No. 333-5177)).

           4.8 Third Amendment to Rights Agreement, dated as of August 12, 1999, between RGA and Mellon Investor Services LLC (as successor to Boatmen's Trust Company), as Rights Agent (incorporated by reference to the registrant's Form 8-K dated August 10, 1999 (File No. 1-11848), filed August 25,
                      1999).

           4.9 Fourth Amendment to Rights Agreement, dated as of August 23, 1999, between RGA and Mellon Investor Services LLC (as successor to Boatmen's Trust Company), as Rights Agent (incorporated by reference to the registrant's Form 8-K dated August 26, 1999 (File No. 1-11848), filed September 10, 1999).

           4.10       Certificate of Trust of RGA Capital Trust I.+

           4.11       Trust Agreement of RGA Capital Trust I.+

           4.12       Certificate of Trust of RGA Capital Trust II.+

           4.13       Trust Agreement of RGA Capital Trust I.+

           4.14 Form of Amended and Restated Trust Agreement of RGA Capital Trust I and RGA Capital Trust II (including the form of preferred securities).+

           4.15       Form of Preferred Securities Guarantee Agreement.+

           4.16       Form of Senior Debt Security.*

           4.17       Form of Subordinated Debt Security.*

           4.18       Form of Junior Senior Debt Security.*

           4.19 Form of Preferred Stock--Any amendment to RGA's Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

           4.20 Form of Deposit Agreement for Depositary Shares (including form of depositary receipt).*

           4.21 Form of Warrant Agreement of RGA (including form of warrant unit agreement).*

           5.1        Opinion of James E. Sherman, Esq.+

           5.2        Opinion of Richards, Layton & Finger, P.A.

           12.1 Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preference Dividends.+


           23.1       Consent of KPMG LLP.


           23.2       Consent of James E. Sherman, Esq. (contained in Exhibit
                      5.1).+


           23.3       Consent of Richards, Layton & Finger, P.A. (contained in
                      Exhibit 5.2).


           24.1       Power of Attorney.+


           25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Senior Trustee, as Trustee under the Senior Indenture.**

           25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Subordinated Trustee, as Trustee under the Subordinated Indenture.**

           25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Junior Subordinated Indenture.+


           25.4 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee of the Preferred Securities Guarantee of RGA for the benefit of the holders of Preferred Securities of RGA Capital Trust I.+



           25.5 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee of the Preferred Securities Guarantee of RGA for the benefit of the holders of the Preferred Securities of RGA Capital Trust II.+



           25.6 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement of RGA Capital Trust I.+



           25.7 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement of RGA Capital Trust II.+


                  --------------------
                  * Indicates document to be filed as an exhibit to a report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

                  ** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.


                  + Previously filed.


ITEM 17. UNDERTAKINGS.

        (a) The undersigned registrants hereby undertake:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the registrants pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Reinsurance Group of America, Incorporated's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) If the securities registered are to be offered at competitive bidding, the undersigned registrants hereby undertake: (1) to use their respective best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and
            (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

        (e) The undersigned registrants hereby undertake:

            (1) That for purposes of determining any liability under the
                Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) That for the purpose of determining any liability under the
                Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (f) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Reinsurance Group of America, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on February 12, 2001.


                      REINSURANCE GROUP OF AMERICA, INCORPORATED


                           By:  /s/ Jack B. Lay
                              --------------------------------------------------
                              Jack B. Lay
                              Executive Vice President, Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the registrant in the capacities indicated and on the dates indicated:


Signatures                                        Title                                      Date
----------                                        -----                                      ----


/s/ Richard A. Liddy*                             Chairman of the Board and Director         February 12, 2001
--------------------------------------------
Richard A. Liddy

/s/ A. Greig Woodring*                            President, Chief Executive Officer and     February 12, 2001
--------------------------------------------
A. Greig Woodring                                 Director

/s/ Mary Ann Brown*                               Director                                   February 12, 2001
--------------------------------------------
Mary Ann Brown

/s/ J. Cliff Eason*                               Director                                   February 12, 2001
--------------------------------------------
J. Cliff Eason

/s/ Stuart I. Greenbaum*                          Director                                   February 12, 2001
--------------------------------------------
Stuart I. Greenbaum

/s/ Terence I. Lennon*                            Director                                   February 12, 2001
--------------------------------------------
Terence I. Lennon

/s/ William A. Peck, M.D.*                        Director                                   February 12, 2001
--------------------------------------------
William A. Peck, M.D.

/s/ William P. Stiritz*                           Director                                   February 12, 2001
--------------------------------------------
William P. Stiritz


/s/ H. Edwin Trusheim*                            Director                                   February 12, 2001
--------------------------------------------
H. Edwin Trusheim

/s/ John H. Tweedie*                              Director                                   February 12, 2001
--------------------------------------------
John H. Tweedie

/s/ Jack B. Lay                                   Executive Vice President and Chief         February 12, 2001
--------------------------------------------      Financial Officer (Principal Financial
Jack B. Lay                                       and Accounting Officer)

* By: /s/ Jack B. Lay
     ----------------
     Jack B. Lay
     Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, RGA Capital Trust I and RGA Capital Trust II certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri, on February 12, 2001.


                             RGA CAPITAL TRUST I

                             By: Reinsurance Group of America, Incorporated,
                                 as Depositor


                                 By:  /s/ Jack B. Lay
                                    --------------------------------------------
                                      Jack B. Lay
                                      Executive Vice President and Chief
                                      Financial Officer



                             RGA CAPITAL TRUST II

                             By: Reinsurance Group of America, Incorporated,
                                 as Depositor


                                 By:  /s/ Jack B. Lay
                                    --------------------------------------------
                                      Jack B. Lay
                                      Executive Vice President and Chief
                                      Financial Officer